Exhibit 24(b)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of Countrywide Home Loans, Inc. and the several undersigned Officers and Directors thereof whose signatures appear below, hereby makes, constitutes and appoints Alice A. Herald, Teresa M. Brenner, Paul Lane, and each of them acting individually, its, his and her true and lawful attorneys with power to act without any other and with full power of substitution, to execute, deliver and file in its, his and her name and on its, his and her behalf, and in each of the undersigned Officer’s and Director’s capacity or capacities as shown below, one or more post-effective amendments to any effective registration statements of Countrywide Home Loans, Inc. under the Securities Act of 1933, as amended, for the purposes of removing from registration any securities remaining unsold thereunder (the “Post-Effective Amendments”); and each of Countrywide Home Loans, Inc. and said Officers and Directors hereby grants to said attorneys, and to each of them, full power and authority to do and perform each and every act and thing whatsoever as said attorneys or attorney may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as Countrywide Home Loans, Inc. might or could do, and as each of said Officers and Directors might or could do personally in his or her capacity or capacities as aforesaid, and each of Countrywide Home Loans, Inc. and said Officers and Directors hereby ratifies and confirms all acts and things which said attorneys or attorney might do or cause to be done by virtue of this power of attorney and its, his or her signature as the same may be signed by said attorneys or attorney, or any of them, to any or all of the following (and/or any and all amendments and supplements to any or all thereof): such Post-Effective Amendments, and all such registration statements, petitions, applications, consents to service of process and other instruments, and any and all documents in support thereof or supplemental thereto, under such securities laws, regulations and requirements as may be applicable.

IN WITNESS WHEREOF, Countrywide Home Loans, Inc. has caused this power of attorney to be signed on its behalf, and each of the undersigned Officers and Directors in the capacity or capacities noted has hereunto set his or her hand as of the date indicated below.

COUNTRYWIDE HOME LOANS, INC.

/s/ Jack W. Schakett
Jack W. Schakett
President and Chief Executive Officer

Dated: October 14, 2008

Signature	Title	Date
/s/ Jack W. Schakett	Director, President and Chief Executive Officer (Principal Executive Officer)	October 14, 2008
Jack W. Schakett

/s/ Anne D. McCallion	Senior Managing Director and Chief Financial Officer (Principal Financial Officer)	October 14, 2008
Anne D. McCallion

/s/ Laura K. Milleman	Senior Managing Director and Chief Accounting Officer (Principal Accounting Officer)	October 15, 2008
Laura K. Milleman

/s/ Kevin W. Bartlett	Director, Executive Managing Director, Chief Investment Officer	October 15, 2008
Kevin W. Bartlett